Exhibit 3.1

Delaware

The first State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF “APACHE CORPORATION”, FILED IN THIS OFFICE ON THE NINETEENTH DAY OF SEPTEMBER, A.D. 2013, AT 10:25 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

0482215 8100 131105518

You may verify this certificate online at corp.delaware.gov/authver,shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 0748365

DATE: 09-19-13

CERTIFICATE OF ELIMINATION

OF

SERIES D PREFERRED STOCK

OF

APACHE CORPORATION

APACHE CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Certificate of Designations, Preferences and Rights with respect to the 6.00% Mandatory Convertible Preferred Stock, Series D (the “Series D Preferred Stock”) was filed in the office of the Secretary of State of the State of Delaware on July 27, 2010, and became effective July 28, 2010. None of the authorized shares of Series D Preferred Stock are outstanding, and none will be issued on or after the date hereof.

SECOND: That, at a meeting of the Board of Directors of APACHE CORPORATION held on September 16, 2013, resolutions were duly adopted setting forth the proposed elimination of all reference to the Series D Preferred Stock from the Restated Certificate of Incorporation, as set forth herein:

WHEREAS: By resolution of the Board of Directors of the Company and by a Certificate of Designations, Preferences and Rights filed in the office of the Secretary of State of the State of Delaware on July 27, 2010, effective July 28, 2010 (the “Certificate of Designations”), the Company authorized the issuance of a series of preferred stock consisting of 1,265,000 shares, no par value, designated as the 6.00% Mandatory Convertible Preferred Stock, Series D (the “Series D Preferred Stock”), and established the voting powers, designations, preferences, and relative, participating, and other rights, and the qualifications, limitations, or restrictions thereof; and

WHEREAS: All 1,265,000 shares of such Series D Preferred Stock were issued by the Company on July 28, 2010, and all 1,265,000 shares of such Series D Preferred Stock were converted into shares of the Company’s Common Stock on or before August 1, 2013; and

WHEREAS: As of the date hereof, no shares of such Series D Preferred Stock are outstanding, and no shares of such Series D Preferred Stock will be issued subject to said Certificate of Designations on or after the date hereof; and

WHEREAS: It is desirable that all matters set forth in the Certificate of Designations with respect to such Series D Preferred Stock be eliminated from the Company’s Restated Certificate of Incorporation, as heretofore amended.

NOW, THEREFORE, BE IT AND IT HEREBY IS

RESOLVED: That all matters set forth in the Certificate of Designations with respect to such Series D Preferred Stock be eliminated from the Company’s Restated Certificate of Incorporation, as heretofore amended; and

FURTHER RESOLVED: That the officers of the Company be, and hereby are, severally authorized and directed to file a certificate with the office of the Secretary of State of the State of Delaware setting forth a copy of these resolutions whereupon all matters set forth in the Certificate of Designations with respect to such Series D Preferred Stock shall be eliminated from the Company’s Restated Certificate of Incorporation, as heretofore amended.

THIRD: That in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, all reference to the Series D Preferred Stock is hereby eliminated from the Restated Certificate of Incorporation.

IN WITNESS WHEREOF, said APACHE CORPORATION has caused this certificate to be signed by Thomas P. Chambers, its Executive Vice President and Chief Financial Officer, this 18th day of September 2013.

APACHE CORPORATION
[Corporate
Seal]
	By	/s/ Thomas P. Chambers
Thomas P. Chambers
Executive Vice President and
Chief Financial Officer

ATTEST:

/s/ Cheri L. Peper
Cheri L. Peper
Corporate Secretary